Exhibit 99.1

FOR IMMEDIATE RELEASE

Versant Contact:

Jochen Witte

Chief Executive Officer and
Chief Financial Officer

Versant Corporation

1-800-VERSANT

510-789-1500

Versant IR Contact:

Scott Liolios

Liolios Group, Inc.

949-574-3860

scott@liolios.com

Versant Announces Fourth Quarter Net Income of $512,000

Reduced Expenses Due to Restructuring, Increased Revenues over Q3, and Restored Profitability

Fremont, California, December 8, 2005 - Versant Corporation (NASDAQ:VSNT), an industry leader in specialized data management, today announced its operating results for the fourth quarter ended October 31, 2005.

Versant reported revenues of $5.1 million and net income of $512,000 for its fourth quarter ended October 31, 2005, compared to revenues of $4.5 million and a net loss of $14.4 million for the third quarter ended July 31, 2005, during which the Company incurred approximately $12.9 million of charges for the impairment of goodwill and intangible assets. The increase in revenues over the third quarter was primarily due to an increase in license and maintenance revenues and was accompanied by a significant reduction in operating expenditures resulting from cost containment efforts due to our recent restructuring. This quarter, ended October 31, 2005, has yielded the highest quarterly net income since Versant’s acquisition of Poet Holdings in March 2004.

Versant’s cash balance was $4.0 million on October 31, 2005, compared to $3.6 million on July 31, 2005. The Company had positive net operating cash flows of $400,000 for the quarter ended October 31, 2005, and improved its DSO to 45 days for the quarter ended October 31, 2005, compared to 54 days for the previous quarter ended July 31, 2005.

“I am very pleased with our results,” said Jochen Witte, CEO of Versant Corporation. “We have surpassed our break-even objective by attaining a net income this quarter exceeding 10% of our revenues.”

Operating Results Outlook

The following statements are projections and forward-looking statements that are based on management’s estimates as of December 8, 2005 and are subject to risks and uncertainties.

The Company currently targets net income for fiscal 2006 ranging from $1.6 million to $2.0 million.

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in specialized data management software. Using Versant’s solutions, customers cut hardware costs, speed and simplify development, significantly reduce administration costs, and deliver products with a strong competitive edge. Versant’s solutions are deployed in a wide array of industries including telecommunications, financial services, transportation, manufacturing, and defense. With hundreds of thousands of installations, Versant has been a highly reliable partner for over fifteen years for Global 2000 companies such as British Airways, US Government, Financial Times, IBM, and MCI.  For more information, call 510-789-1500 or visit www.versant.com.

Forward-Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include the statements under “Operating Results Outlook”, including statements regarding current targets for net income in fiscal 2006.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties.  There are many important factors that could cause our actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, without limitation; the inability to achieve revenue expectations or net income as a result of delays in the sales cycle for our products and services, changing market demands or perceptions of our products and technologies, the performance of our resellers and the impact of our recent restructuring on our organization; the possibility that existing value added resellers may not remain committed to our software or that their sales activity may not keep pace with their historical results; that future sales levels will not meet expectations or may be delayed; adverse impacts on the prices we charge for our products and services due to competitive conditions; the potential for disruption of Versant’s business and delays in customer commitments as a result of our previously announced restructuring plan; the impact of potential sales losses to customers not within our core database management business; the uncertainty as to the impact and duration of the current market reductions in corporate IT spending; the possibility that additional restructuring actions or similar events may be required, resulting in charges that would adversely affect net income or increase net loss; and the company’s ability to successfully manage its costs and operations and maintain adequate working capital. The forward-looking statements contained in this press release are made only as of the date of this press release, and the Company assumes no obligation to publicly update any forward-looking statement. Investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning factors that could cause results to differ can be found in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K for the year ending October 31, 2004, as amended, and its Quarterly Reports on Form 10-QSB for the quarters ending January 31, April 30 and July 31, 2005, as amended, and its reports on Form 8-K.

Conference Call Information

Versant will host a teleconference today to discuss the above after markets close. The details for the call are as follows:

Date:	Thursday December 8, 2005
Time:	1:30 PM Pacific (4:30 PM Eastern)
Dial-in number:	1-800-247-9979
International:	1-973-935-2401
Internet Simulcast: *	http://viavid.net/dce.aspx?sid=00002BB4

*Windows Media Player needed for simulcast. Simulcast is voice only.

Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until December 12, 2005**
Replay number: 1-877-519-4471
International Replay number: 1-973-341-3080
Replay Pass Code: 6771583

** Enter the playback pass code to access the replay

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	October 31, 2005	July 31, 2005	October 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$3,958	$3,629	$3,313
Restricted cash	—	—	320
Trade accounts receivable, net	2,529	2,366	5,121
Other current assets	744	852	823
Total current assets	7,231	6,847	9,577

Property and equipment, net	489	466	742
Goodwill	6,720	6,720	16,895
Intangible assets, net	1,512	1,591	4,770
Other assets	294	297	561
Total assets	$16,246	$15,921	$32,545

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$779	$561	$839
Accrued liabilities	2,667	2,588	4,307
Deferred revenue	2,779	2,925	3,027
Deferred rent	136	118	93
Total current liabilities	6,361	6,192	8,266

Long term restructuring accrual	448	616	1,120
Deferred revenue	184	30	43
Deferred rent	128	138	237
Variable interest liability	137	439	—
Total liabilities	7,258	7,415	9,666

Stockholders’ equity:
Common stock, no par value	94,755	94,760	94,021
Deferred stock-based compensation	(44)	(70)	(146)
Other comprehensive income, net	396	445	569
Accumulated deficit	(86,119)	(86,629)	(71,565)
Total stockholders’ equity	8,988	8,506	22,879
Total liabilities and stockholders’ equity	$16,246	$15,921	$32,545

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,
	2005	2005	2004	2005	2004
Revenues:
License	$2,056	$1,706	$2,923	$8,828	$9,686
Maintenance	1,660	1,511	1,726	6,305	6,783
Professional services	1,380	1,240	1,580	5,376	6,406
Total revenues	5,096	4,457	6,229	20,509	22,875

Cost of revenues:
License	111	53	52	274	457
Amortization of intangible assets	79	197	224	671	698
Maintenance	354	327	307	1,456	1,516
Professional services	1,303	1,177	1,478	5,164	5,858
Total cost of revenues	1,847	1,754	2,061	7,565	8,529

Gross profit	3,249	2,703	4,168	12,944	14,346

Operating expenses:
Sales and marketing	993	1,469	2,011	5,815	8,051
Research and development	873	1,004	1,370	3,925	5,137
General and administrative	1,119	1,006	1,275	4,687	4,514
Impairment of goodwill	—	10,300	—	10,300	707
Impairment of intangibles	—	2,613	—	2,613	317
Restructuring	138	621	3,059	638	3,271
Total operating expenses	3,123	17,013	7,715	27,978	21,997

Income (loss) from operations	126	(14,310)	(3,547)	(15,034)	(7,651)
Variable interest, net	320	—	—	320	—
Other income (loss), net	35	(41)	(124)	197	119
Income (loss) from continuing operations before taxes and deemed dividend	481	(14,351)	(3,671)	(14,517)	(7,532)
Net provision (benefit) for income taxes	(31)	1	20	37	88
Net income (loss) from continuing operations before deemed dividend	512	(14,352)	(3,691)	(14,554)	(7,620)
Deemed dividend to preferred shareholders	—	—	—	—	(2,422)
Cumulative effect of accounting changes	—	—	(35)	—	—
Net income (loss) from continuing operations attributable to common shareholders	512	(14,352)	(3,726)	(14,554)	(10,042)
Income (loss) from discontinued operations, net of income taxes	—	—	14	—	(1,646)
Loss from sale of discontinued operations, net of income taxes	—	—	(309)	—	(309)
Net income (loss)	$512	$(14,352)	$(4,021)	$(14,554)	$(11,997)

Net income (loss) per share:
Basic	$0.14	$(4.04)	$(1.16)	$(4.11)	$(3.85)
Diluted	$0.14	$(4.04)	$(1.16)	$(4.11)	$(3.85)
Shares used in per share calculation:
Basic	3,554	3,553	3,469	3,539	3,117
Diluted	3,555	3,553	3,469	3,539	3,117
Non-cash stock-based compensation included in the above expenses:
Cost of revenues	$6	$6	$—	$27	$—
Sales and marketing	$2	4	(5)	12	25
Research and development	$10	11	(4)	44	25
General and administrative	$3	4	(4)	13	36
Total	$21	$25	$(13)	$96	$86